Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Third Quarter Results

LITITZ, Pa.--(BUSINESS WIRE)--October 22, 2008--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ:SUSQ) today announced net income for the third quarter of 2008 was $6.4 million, or $0.07 per diluted share, compared to $19.9 million, or $0.38 per diluted share, for the third quarter 2007. Net income for the first nine months of 2008 was $63.6 million, or $0.74 per diluted share, compared to $50.4 million, or $0.97 per diluted share, for the first nine months of 2007.

Included in Susquehanna’s third quarter 2008 financial results were several previously announced charges that affected earnings for the quarter:

	(in millions, except per share data)

Item	Pre-tax Effect	After-tax	EPS Effect
		Effect
Interest rate swap loss	$(6.5)	$(4.2)	$(0.05)
Bank charter consolidation charges	(2.5)	(1.6)	(0.02)
Customer loss contingency related to investments in The Primary Fund	(2.1)	(1.4)	(0.02)
Investment security impairment charge	(17.5)	(11.4)	(0.13)
Total	$(28.6)	$(18.6)	$(0.22)
Third Quarter Financial Highlights:

-- Net loans and leases, excluding the November 2007 acquisition of Community Banks, Inc., grew 17% from September 30, 2007.
-- Commercial loans, excluding Community Banks, increased 31% from September 30, 2007.
-- Real estate secured-commercial loans, excluding Community Banks, increased 17% from September 30, 2007.
-- Real estate secured-residential loans, excluding Community Banks, increased 8% from September 30, 2007.
-- Total deposits, excluding Community Banks, increased 5% from September 30, 2007.
-- Non-interest bearing demand deposits, excluding Community Banks, decreased 5% from September 30, 2007.
-- Net interest margin for the third quarter decreased 4 basis points to 3.60% compared to 3.64% for the third quarter of 2007.
-- Net charge-offs as a percentage of average loans and leases for the quarter ended September 30, 2008 were 0.35% compared to 0.39% for the third quarter of 2007.
-- Provision for loan and lease losses increased to $17.7 million for the third quarter 2008 compared to $2.4 million for the third quarter 2007. The increase was due primarily to a decline in loan quality as well as deterioration in general economic conditions.
-- Wealth management assets under management and administration increased 13% to $6.4 billion at September 30, 2008 from $5.7 billion at September 30, 2007.
-- Wealth management fee income increased 37% to $11.1 million from $8.1 million in the third quarter of 2007. Commission income from property and casualty insurance sales increased 3% to $2.6 million from $2.5 million for the same period in 2007.

Equity capital was $1.7 billion at September 30, 2008, or $19.69 per share, compared to $942 million, or $18.05 per share, at September 30, 2007.

Return on average assets and average tangible equity(1) for the third quarter of 2008 finished at 0.19% and 5.21%, respectively. This compared to results of 0.93% and 13.83% for the same measurements, respectively, for the third quarter of 2007.

(1)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

Linked Quarter Highlights (Third Quarter 2008 vs. Second Quarter 2008)

-- Net loans and leases grew 2% from June 30, 2008.
-- Leases grew 11% to $670 million from June 30, 2008.
-- Consumer loans increased 4% to $410 million from June 30, 2008.
-- Residential real estate-secured loans increased 3% to $2.2 billion from June 30, 2008.
-- Commercial real estate-secured loans increased 2% to $2.8 billion from June 30, 2008.
-- Total deposits grew 2% to $9.2 billion from June 30, 2008.
-- Net interest margin decreased 6 basis points to 3.60% compared to the second quarter of 2008.
-- Net charge-offs as a percentage of average loans and leases decreased 13 basis points to 0.35% compared to the second quarter of 2008. Non-performing assets as a percentage of loans, leases and other real estate owned increased 16 basis points to 1.15% for the third quarter of 2008.

Additional Activity:

On October 10, 2008, Susquehanna completed the consolidation of its three banking subsidiaries into a single commercial bank. This step created a single network of more than 230 branches in Pennsylvania, New Jersey, Maryland and West Virginia where customers can complete any banking transactions. In addition to providing more flexible, convenient service for customers, it increases internal efficiencies for the bank. As previously reported, the move is expected to yield $20 million in annual expense reduction in 2009.

“Although several charges impacted our results for the third quarter, the fundamentals of our banking operations remain strong. We continued to see good loan growth in the quarter, and our competitive pricing brought additional deposits into our bank,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna Bancshares, Inc.

“There is no question that we’re in the midst of a period of unprecedented volatility in the financial services industry, and Susquehanna has felt the impact of this turmoil in the broader markets,” Reuter said. “However, times like these present opportunities as well as challenges. Susquehanna is a well-capitalized institution with a track record of more than 100 years of service to our communities, through good and bad economic cycles. We believe this is a strong selling point for customers seeking a solid financial services partner, and our employees are working to build relationships with new customers, as well as strengthen those that we already have.”

Susquehanna will broadcast its third quarter 2008 results conference call over the Internet on October 23, 2008 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of third quarter 2008 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the third quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 230 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. In particular, this release includes forward-looking statements regarding Susquehanna’s expected annualized expense reductions as a result of restructuring. These statements are subject to certain risks and uncertainties including risks relating to Susquehanna’s ability to execute its plan of restructuring, its ability to estimate third party expenses, its ability to motivate and retain key members of the restructuring team, adverse customer reaction to the bank consolidation, changes in the regulatory environment, unforeseen actions taken by regulators and the other risks set forth in Susquehanna’s filings with the Securities and Exchange Commission. As a result, actual results may differ materially from the forward-looking statements in this release. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)
			Nine Months
	3Q08	3Q07	2008	2007
Balance Sheet (EOP)
Investments	$2,039,590	$1,553,548	$2,039,590	$1,553,548
Loans and leases	9,454,094	5,842,883	9,454,094	5,842,883
Allowance for loan & lease losses (ALLL)	105,575	58,687	105,575	58,687
Total assets	13,636,287	8,723,949	13,636,287	8,723,949
Deposits	9,194,141	5,978,361	9,194,141	5,978,361
Short-term borrowings	738,516	488,999	738,516	488,999
FHLB borrowings	1,354,981	795,462	1,354,981	795,462
Long-term debt	422,943	222,008	422,943	222,008
Shareholders' equity	1,694,774	942,182	1,694,774	942,182

Stated Book Value per Share	19.69	18.05	19.69	18.05
Tangible Book Value per Share	7.25	11.18	7.25	11.18

Average Balance Sheet
Investments	$2,085,899	$1,486,213	$2,068,829	$1,469,966
Loans and leases	9,331,363	5,712,166	9,052,373	5,561,138
Total earning assets	11,509,955	7,290,489	11,220,901	7,122,955
Total assets	13,506,823	8,465,635	13,225,375	8,288,536
Deposits	9,026,149	5,973,820	8,845,334	5,962,950
Short-term borrowings	722,528	464,610	643,341	390,149
FHLB borrowings	1,396,158	620,809	1,344,995	532,404
Long-term debt	422,870	222,026	421,297	222,114
Shareholders' equity	1,698,764	940,560	1,717,882	941,829

Income Statement
Net interest income	$101,262	$66,074	$298,501	$192,559
Provision for loan and lease losses	17,704	2,414	41,306	6,347
Noninterest income	17,919	30,290	105,506	83,721
Noninterest expense	95,790	66,063	278,054	198,253
Income before taxes	5,687	27,887	84,647	71,680
Income taxes	(673)	7,994	21,065	21,243
Net income	6,360	19,893	63,582	50,437
Basic earnings per share	0.07	0.38	0.74	0.97
Diluted earnings per share	0.07	0.38	0.74	0.97
Cash dividends paid per share	0.26	0.25	0.78	0.75

Asset Quality
Net charge-offs (NCO)	$8,162	$5,598	$24,300	$10,303
Nonaccrual loans & leases	96,022	26,556	96,022	26,556
Restructured loans	2,592	1,867	2,592	1,867
OREO	10,671	10,331	10,671	10,331
Total nonperforming assets (NPA)	109,285	38,754	109,285	38,754
Loans & leases 90 days past due	20,313	9,459	20,313	9,459

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

			Nine Months
RATIO ANALYSIS	3Q08	3Q07	2008	2007

Credit Quality
NCO / Average loans & leases	0.35%	0.39%	0.36%	0.25%
NPA / Loans & leases & OREO	1.15%	0.66%	1.15%	0.66%
ALLL / Nonperforming loans & leases	107.06%	206.48%	107.06%	206.48%
ALLL / Total loans & leases	1.12%	1.00%	1.12%	1.00%

Capital Adequacy
Equity / Assets	12.43%	10.80%	12.43%	10.80%
Long-term debt / Equity	24.96%	23.56%	24.96%	23.56%

Profitability
Return on average assets	0.19%	0.93%	0.64%	0.81%
Return on average equity	1.49%	8.39%	4.94%	7.16%
Return on average tangible equity (1)	5.21%	13.83%	13.59%	11.81%
Net interest margin	3.60%	3.64%	3.66%	3.66%
Efficiency ratio	78.38%	67.97%	67.37%	71.14%
(1)Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.
			Nine Months
	3Q08	3Q07	2008	2007
Return on average equity (GAAP basis)	1.49%	8.39%	4.94%	7.16%
Effect of excluding average intangible assets and related amortization	3.72%	5.44%	8.65%	4.65%
Return on average tangible equity	5.21%	13.83%	13.59%	11.81%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,	September 30,
	2008	2007	2007
	(in thousands, except share data)
Assets
Cash and due from banks	$260,358	$326,965	$202,237
Unrestricted short-term investments	105,704	143,042	110,484
Cash and cash equivalents	366,062	470,007	312,721
Restricted short-term investments	213	242	241
Securities available for sale	2,030,395	2,059,160	1,548,708
Securities held to maturity (fair values approximate $9,195; $4,792 and $4,840)	9,195	4,792	4,840
Loans and leases, net of unearned income	9,454,094	8,751,590	5,842,883
Less: Allowance for loan and lease losses	105,575	88,569	58,687
Net loans and leases	9,348,519	8,663,021	5,784,196
Premises and equipment, net	177,219	179,740	110,372
Foreclosed assets	10,671	11,927	10,331
Accrued income receivable	43,363	46,765	33,600
Bank-owned life insurance	353,864	344,578	270,398
Goodwill	1,014,282	945,081	339,010
Intangible assets with finite lives	56,658	58,274	19,648
Investment in and receivables from unconsolidated entities	39,276	123,586	134,335
Other assets	186,570	170,821	155,549
Total assets	$13,636,287	$13,077,994	$8,723,949

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,228,255	$1,292,791	$887,657
Interest-bearing demand	2,446,467	2,830,025	2,054,246
Savings	712,930	713,984	417,997
Time	2,962,563	2,750,867	1,592,698
Time of $100 or more	1,843,926	1,357,452	1,025,763
Total deposits	9,194,141	8,945,119	5,978,361
Short-term borrowings	738,516	568,412	488,999
Federal Home Loan Bank borrowings	1,354,981	1,145,759	795,462
Long-term debt	151,289	150,303	150,028
Junior subordinated debentures	271,654	266,682	71,980
Accrued interest, taxes, and expenses payable	63,957	60,869	43,373
Deferred taxes	96,565	136,076	149,958
Other liabilities	70,410	75,760	103,606
Total liabilities	11,941,513	11,348,980	7,781,767

Shareholders' equity:
Common stock, $2.00 par value, 200,000,000 shares authorized;
Issued: 86,089,662 at September 30, 2008; 85,935,315 at December 31, 2007; and 52,206,918 at September 30, 2007	172,179	171,810	104,353
Additional paid-in capital	1,044,338	1,038,894	349,275
Retained earnings	516,290	522,268	503,613
Accumulated other comprehensive loss, net of taxes of $20,479; $2,131; and $8,109, respectively	(38,033)	(3,958)	(15,059)
Total shareholders' equity	1,694,774	1,729,014	942,182
Total liabilities and shareholders' equity	$13,636,287	$13,077,994	$8,723,949

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2008	2007	2008	2007
Interest Income:
Loans and leases, including fees	$148,374	$107,585	$444,243	$312,825
Securities:
Taxable	21,331	17,598	65,521	48,633
Tax-exempt	3,326	425	9,287	1,238
Dividends	1,541	1,074	4,541	3,166
Short-term investments	491	1,019	1,939	3,411
Total interest income	175,063	127,701	525,531	369,273

Interest Expense:
Deposits:
Interest-bearing demand	7,441	15,119	27,254	47,982
Savings	1,116	869	3,954	2,922
Time	41,236	30,128	124,094	86,814
Short-term borrowings	3,179	5,033	9,368	12,805
FHLB borrowings	13,120	7,106	39,104	16,236
Long-term debt	7,709	3,372	23,256	9,955
Total interest expense	73,801	61,627	227,030	176,714
Net interest income	101,262	66,074	298,501	192,559
Provision for loan and lease losses	17,704	2,414	41,306	6,347
Net interest income, after provision for loan and lease losses	83,558	63,660	257,195	186,212

Noninterest Income:
Service charges on deposit accounts	11,968	7,378	34,823	21,035
Vehicle origination, servicing, and securitization fees	2,200	3,658	7,698	11,564
Asset management fees	7,405	5,235	19,161	14,638
Income from fiduciary-related activities	1,977	1,594	6,500	4,937
Commissions on brokerage, life insurance and annuity sales	1,672	1,239	5,361	3,917
Commissions on property and casualty insurance sales	2,636	2,556	9,604	9,589
Income from bank-owned life insurance	3,719	2,765	10,651	8,064
Net gain on sale of loans and leases	1,856	1,297	4,960	6,822
Net realized loss on securities	(17,550)	0	(17,343)	(11,741)
Other	2,036	4,568	24,091	14,896
Total noninterest income	17,919	30,290	105,506	83,721

Noninterest Expenses:
Salaries and employee benefits	49,140	35,518	142,258	104,634
Occupancy	8,994	5,669	27,304	17,443
Furniture and equipment	3,983	2,908	12,092	8,717
Advertising and marketing	2,657	2,233	9,843	6,866
Amortization of intangible assets	2,853	651	8,048	1,897
Vehicle lease disposal	3,622	3,082	9,148	9,261
Other	24,541	16,002	69,361	49,435
Total noninterest expenses	95,790	66,063	278,054	198,253
Income before income taxes	5,687	27,887	84,647	71,680
Provision for income taxes	(673)	7,994	21,065	21,243
Net Income	$6,360	$19,893	$63,582	$50,437

Earnings per share:
Basic	$0.07	$0.38	$0.74	$0.97
Diluted	$0.07	$0.38	$0.74	$0.97
Cash dividends paid	$0.26	$0.25	$0.78	$0.75
Average shares outstanding:
Basic	86,010	52,174	85,956	52,132
Diluted	86,033	52,221	85,992	52,208

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	September 30, 2008			September 30, 2007
(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$92,693	$491	2.11	$92,110	$1,019	4.39
Investment securities:
Taxable	1,776,148	22,872	5.12	1,444,726	18,672	5.13
Tax-advantaged	309,751	5,117	6.57	41,487	655	6.26

Total investment securities	2,085,899	27,989	5.34	1,486,213	19,327	5.16
Loans and leases, (net):
Taxable	9,134,226	146,070	6.36	5,618,807	106,455	7.52
Tax-advantaged	197,137	3,546	7.16	93,359	1,737	7.38

Total loans and leases	9,331,363	149,616	6.38	5,712,166	108,192	7.51

Total interest-earning assets	11,509,955	$178,096	6.16	7,290,489	128,538	6.99
Allowance for loan and lease losses	(98,963)			(61,900)
Other non-earning assets	2,095,831			1,237,046

Total assets	$13,506,823			$8,465,635

Liabilities
Deposits:
Interest-bearing demand	$2,558,459	$7,441	1.16	$2,097,339	$15,119	2.86
Savings	734,832	1,116	0.60	430,305	869	0.80
Time	4,509,237	41,236	3.64	2,565,452	30,128	4.66
Short-term borrowings	722,528	3,179	1.75	464,610	5,033	4.30
FHLB borrowings	1,396,158	13,120	3.74	620,809	7,106	4.54
Long-term debt	422,870	7,709	7.25	222,026	3,372	6.03

Total interest-bearing liabilities	10,344,084	$73,801	2.84	6,400,541	$61,627	3.82
Demand deposits	1,223,621			880,724
Other liabilities	240,354			243,810

Total liabilities	11,808,059			7,525,075

Equity	1,698,764			940,560

Total liabilities & shareholders' equity	$13,506,823			$8,465,635

Net interest income / yield on average earning assets		$104,295	3.60		$66,911	3.64

1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Nine-month Period Ended			For the Nine-month Period Ended
	September 30, 2008			September 30, 2007
(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$99,699	$1,939	2.60	$91,851	$3,411	4.97
Investment securities:
Taxable	1,775,290	70,062	5.27	1,429,643	51,799	4.84
Tax-advantaged	293,539	14,288	6.50	40,323	1,905	6.32

Total investment securities	2,068,829	84,350	5.45	1,469,966	53,704	4.88
Loans and leases, (net):
Taxable	8,858,477	437,299	6.59	5,471,681	309,576	7.56
Tax-advantaged	193,896	10,683	7.36	89,457	4,998	7.47

Total loans and leases	9,052,373	447,982	6.61	5,561,138	314,574	7.56

Total interest-earning assets	11,220,901	$534,271	6.36	7,122,955	$371,689	6.98
Allowance for loan and lease losses	(94,097)			(62,424)
Other non-earning assets	2,098,571			1,228,005

Total assets	$13,225,375			$8,288,536

Liabilities
Deposits:
Interest-bearing demand	$2,662,819	$27,254	1.37	$2,102,416	$47,982	3.05
Savings	729,658	3,954	0.72	453,234	2,922	0.86
Time	4,243,996	124,094	3.91	2,509,837	86,814	4.62
Short-term borrowings	643,341	9,368	1.95	390,149	12,805	4.39
FHLB borrowings	1,344,995	39,104	3.88	532,404	16,236	4.08
Long-term debt	421,297	23,256	7.37	222,114	9,955	5.99

Total interest-bearing liabilities	10,046,106	$227,030	3.02	6,210,154	$176,714	3.80
Demand deposits	1,208,861			897,463
Other liabilities	252,526			239,090

Total liabilities	11,507,493			7,346,707

Equity	1,717,882			941,829

Total liabilities & shareholders' equity	$13,225,375			$8,288,536

Net interest income / yield on average earning assets		$307,241	3.66		$194,975	3.66

1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

	September 30,	December 31,	September 30,
	2008	2007	2007
	(in thousands)
Commercial, financial, and agricultural	$1,987,149	$1,781,981	$1,189,156
Real estate - construction	1,305,935	1,292,953	1,040,852
Real estate secured - residential	2,248,002	2,151,923	1,268,434
Real estate secured - commercial	2,833,555	2,661,841	1,618,789
Consumer	409,583	411,159	296,206
Leases	669,870	451,733	429,446
Total loans and leases	$9,454,094	$8,751,590	$5,842,883

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser
Vice President, Investor Relations
717-625-6305
ir@susquehanna.net